[Letterhead of Maynard, Cooper & Gale, P.C.]

Maynard, Cooper & Gale, P.C.

1901 Sixth Ave N, Suite 1700

Birmingham, AL 35203

December 19, 2022

RSE Portfolio, LLC

c/o RSE Markets, Inc.

446 Broadway

2nd Floor

New York, NY 10013

Re:RSE Portfolio, LLC – Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to RSE Portfolio, LLC, a Delaware series limited liability company (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Pre-Qualification Amendment No. 1 to its Offering Statement on Form 1-A (File No. 024-12065) (as amended, the “Offering Statement”), under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).  The Offering Statement includes offerings of a series of membership interests (the “Series”), a form of series designation (the “Series Designation”) for which will be filed with the Offering Statement and attached to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 16, 2022 (as amended, the “Company Operating Agreement”), prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of a series of the Company’s Interests (as defined in the Company Operating Agreement) (designated as the “Series Interests” on Schedule A to this opinion letter), all as further described in the Offering Statement.

We assume that the Series Interests will be sold as described in the Offering Statement and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Series (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on March 24, 2022;

2.the Company Operating Agreement;

3.the Certificate of Formation of RSE Portfolio Manager, LLC, the managing member of the Company (the “Managing Member”), filed with the Secretary of State of the State of Delaware on March 24, 2022;

4.the Amended and Restated Limited Liability Company Agreement of the Managing Member, dated as of May 26, 2022 (the “Managing Member Operating Agreement”);

5.the Certificate of Formation of Rally Holdings LLC, the sole member of the Managing Member (“Rally Holdings”), filed with the Secretary of State of the State of Delaware on October 27, 2020;

6.the Limited Liability Company Agreement of Rally Holdings, dated as of November 23, 2020 (the “Rally Holdings Operating Agreement”);

7.the Sixth Amended and Restated Certificate of Incorporation of RSE Markets, Inc., the sole member of Rally Holdings (“RSEM”), filed with the Secretary of State of the State of Delaware on October 12, 2021;

8.the Bylaws of RSEM;

9.the Officers’ Certificate of certain officers of RSEM, dated as of December 16, 2022; and

10.resolutions of the Board of Directors of RSEM and of the sole member of the Managing Member, with respect to the Offering.

We have also examined the Offering Statement, form of Subscription Agreement and form of Series Designation filed with the Commission and such other certificates of public officials, such certificates of executive officers of RSEM and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, (vi) that the statements of the Company contained in the Offering Statement and the Officers’ Certificate are true and correct as to all factual matters stated therein, (vii) that the Offering Statement will be and remain qualified under the Securities Act, and (viii) that the Company will receive the required consideration for the issuance of such Series Interests at or prior to the issuance thereof. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Alabama and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of Alabama and the Delaware Limited Liability Company Act (the “Delaware Act”).

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that, when the Offering Statement is qualified under the Securities Act and when the Series Interests are issued and sold in accordance with the terms set forth in the Company Operating Agreement, the Series Designation and the Subscription Agreement and the Company has received payment therefor in the manner contemplated in the Offering Statement, (a) the Series Interests will be legally issued under the Delaware Act and (b) purchasers of the Series Interests (i) will have no obligation under the Delaware Act to make payments to the Company (other than their purchase price for the Series Interests and except for their obligation that may arise in the future to repay any funds wrongfully distributed to them as provided under the Delaware Act), or contributions to the Company, solely by reason of their ownership of the Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Offering Statement and to the reference to our firm in Item 4 of Part I of the Offering Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Maynard, Cooper & Gale, P.C.

Maynard, Cooper & Gale, P.C.

SCHEDULE A

Series of RSE Portfolio

Series	Underlying Asset	Maximum Interests
#MANTLE319	Mickey Mantle’s Childhood Home	10,000